UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 30, 2015

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GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

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Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 30, 2015, the Company held its annual meeting of shareholders at the Company’s corporate offices in Grapevine, Texas. The matters voted on and the results thereof are as follows:

(i)	As to the proposal to elect two Board members as stated in the proxy statement:

Gary C. Evans

23,734,959 shares, or 91% of the outstanding shares represented at the meeting voted in favor of the above-named director.

1,351,976 shares voted against the above-named director.

878,682 shares abstained from voting.

Ernie Easley

23,832,014 shares, or 92% of the outstanding shares represented at the meeting voted in favor of the above-named director.

1,254,921 shares voted against the above-named director.

878,682 shares abstained from voting.

(ii)	As to the proposal to ratify certain restricted stock grants to independent board members and a certain officer as stated in the proxy statement:

22,495,149 shares, or 86% of the outstanding shares represented at the meeting voted in favor of the proposal.

3,462,474 shares voted against the proposal.

7,990 shares abstained from voting.

(iii)	As to the proposal to ratify the appointment of BDO USA, LLP as the Corporation's independent auditors:

25,855,860 shares, or 99% of the outstanding shares represented at the meeting voted in favor of the proposal.

48,150 shares voted against the proposal.

61,607 shares abstained from voting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: January 5, 2016	By: /s/ Morgan F. Johnston
Name: Morgan F. Johnston Title: Sr. VP, General Counsel and Secretary